As filed with the Securities and Exchange Commission on June 24, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-0846841
(State or other jurisdiction of	(IRS employer identification number)
incorporation or organization)
1625 Sharp Point Drive, Fort Collins, Colorado 80525
(Address of Principal Executive Offices)
Advanced Energy Industries, Inc. 2008 Omnibus Incentive Plan
(Full Title of the Plan)
Thomas O. McGimpsey, Esq.
Vice President, General Counsel and Corporate Secretary
Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, Colorado 80525
(970) 221-4670
(Name, address and telephone number of Agent for Service)
With a copy to:
Darren R. Hensley, Esq.
Hensley Kim & Holzer, LLC
1660 Lincoln Street Suite 3000
Denver, Colorado 80264
(720) 377-0770
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of each class of securities	to be	Offering Price	Aggregate Offering	Registration
to be registered	Registered (1)	per Share (2)	Price (2)	Fee
Common Stock, par value $0.001 per share, issuable under the 2008 Omnibus Incentive Plan	4,000,000	$14.05	$56,200,000	$4,007

(1)	This registration statement covers, in addition to the number of shares of Common Stock stated above and pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock issuable under the 2008 Omnibus Incentive Plan.

(2)	Calculated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of $14.05 per share, which was the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on June 23, 2010.

PART II
Item 8. Exhibits.
SIGNATURES
Exhibit Index
EX-5.1
EX-23.1

EXPLANATORY NOTE
     Advanced Energy Industries, Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to increase by 4,000,000 the number of shares of Common Stock that are registered under the 2008 Omnibus Incentive Plan.
     Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-152865) previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 7, 2008 relating to the 2008 Omnibus Incentive Plan are hereby incorporated by reference into this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
No.	Exhibit
4.1	Form of Specimen Certificate for Common Stock (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-97188), filed September 20, 1995, as amended).

5.1	Opinion of Thomas O. McGimpsey, Esq. as to the validity of the securities registered hereunder.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Thomas O. McGimpsey, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Collins, state of Colorado, on June 24, 2010.

ADVANCED ENERGY INDUSTRIES, INC.
By:	/s/ Hans Georg Betz
Hans Georg Betz
Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below appoints Lawrence D. Firestone and Thomas O. McGimpsey, and each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hans Georg Betz Hans Georg Betz	Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2010

/s/ Lawrence D. Firestone Lawrence D. Firestone	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2010

/s/ Douglas S. Schatz	Chairman of the Board	June 24, 2010
Douglas S. Schatz

/s/ Frederick A. Ball	Director	June 24, 2010
Frederick A. Ball

/s/ Richard P. Beck	Director	June 24, 2010
Richard P. Beck

	Director	June __, 2010
Trung T. Doan

/s/ Edward C. Grady	Director	June 24, 2010
Edward C. Grady

/s/ Terry Hudgens	Director	June 24, 2010
Terry Hudgens

/s/ Thomas M. Rohrs	Director	June 24, 2010
Thomas M. Rohrs

Exhibit Index

Exhibit
No.	Exhibit
4.1	Form of Specimen Certificate for Common Stock (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-97188), filed September 20, 1995, as amended).

5.1	Opinion of Thomas O. McGimpsey, Esq. as to the validity of the securities registered hereunder.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Thomas O. McGimpsey, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).